INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholder of Wise Optical Vision Group, Inc.


We have audited the accompanying balance sheets of Wise Optical Vision Group, Inc. (the "Company") as of October 31, 2002 and 2001, and the related statements of operations, shareholder's (deficit) equity, and cash flows for each of the three years ended October 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended October 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's net loss, negative working capital, accumulated deficit, and failure to meet certain covenants related to its credit agreement raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 9, on February 7, 2003 the Company sold substantially all its assets and liabilities to OptiCare Health Systems, Inc.



/s/ Deloitte & Touche LLP

April 22, 2003
Stamford, Connecticut

WISE OPTICAL VISION GROUP, INC.

BALANCE SHEETS
OCTOBER 31, 2002 and 2001
--------------------------------------------------------------------------------------------------------------

ASSETS                                                                             2002            2001

CURRENT ASSETS:
  Cash and cash equivalents                                                 $  1,744,132    $    289,590
  Accounts receivable (net of allowance for doubtful accounts of $221,835
    and $258,970, at October 31, 2002 and 2001, respectively)                  6,314,327       5,886,977
  Inventories                                                                  4,915,897       5,156,085
  Prepaid expenses and other current assets                                      109,677         108,854
  Income taxes receivable                                                            -            22,168
  Deferred income taxes                                                              -           208,328
                                                                            ------------    ------------
           Total current assets                                               13,084,033      11,672,002

Fixed assets, net                                                                997,720       1,406,931
Goodwill, net                                                                        -        11,342,682
Intangibles, net                                                               2,002,331       2,180,211
Due from affiliates                                                                  490             490
Deferred income taxes                                                                -           133,801
Deferred financing fees, net                                                     271,454         348,098
Other assets                                                                     117,190          32,045
                                                                            ------------    ------------
TOTAL ASSETS                                                                $ 16,473,218    $ 27,116,260
                                                                            ============    ============

LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                                         $ 13,659,766    $ 11,931,094
  Accounts payable                                                             6,976,043       7,675,390
  Accrued expenses                                                               674,018         373,701
  Deferred interest                                                              266,902         266,902
  Income taxes payable                                                            48,968             -
  Current portion of capitalized lease obligations                                   -             6,691
                                                                            ------------    ------------
           Total current liabilities                                          21,625,697      20,253,778

OTHER LONG TERM LIABILITIES                                                      111,893         149,445

DUE TO AFFILIATE                                                                   7,283         210,294
                                                                            ------------    ------------
           Total liabilities                                                  21,744,873      20,613,517
                                                                            ------------    ------------

COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDER'S (DEFICIT) EQUITY:
  Common stock, $.01 par value, authorized 1,000 shares, issued
    and outstanding 1,000 shares in 2002 and 2001                                     10              10
  Additional paid-in capital                                                   5,889,367       5,889,367
 (Accumulated deficit) / retained earnings                                   (11,161,032)        613,366
                                                                            ------------    ------------
           Total shareholder's (deficit) equity                               (5,271,655)      6,502,743
                                                                            ------------    ------------
TOTAL LIABILITIES AND SHAREHOLDER'S (DEFICIT) EQUITY                        $ 16,473,218    $ 27,116,260
                                                                            ============    ============

See notes to financial statements.

WISE OPTICAL VISION GROUP, INC.


STATEMENTS OF OPERATIONS
YEARS ENDED OCTOBER 31, 2002, 2001 AND 2000
------------------------------------------------------------------------------------

                                          2002             2001            2000

Sales, net                            $ 65,198,509    $ 60,132,511    $ 52,775,201

Cost of Sales                           50,618,176      47,447,594      39,680,956
                                      ------------    ------------    ------------

           Gross profit                 14,580,333      12,684,917      13,094,245

Selling, General and Administrative     14,560,067      12,615,207      10,330,077

Goodwill Impairment                     10,685,134             -               -
                                      ------------    ------------    ------------

(Loss) Income from Operations          (10,664,868)         69,710       2,764,168

Interest Expense                           945,797       1,470,351       1,285,544

Other Income                                57,742          88,478          97,744

Gain on Sale of Business                       -               -           389,018
                                      ------------    ------------    ------------

(Loss) Income before Income Taxes      (11,552,923)     (1,312,163)      1,965,386

Income Tax Expense (Benefit)               221,475        (123,343)        983,732
                                      ------------    ------------    ------------

Net (Loss) Income                     $(11,774,398)   $ (1,188,820)   $    981,654
                                      ============    ============    ============

See notes to financial statements.

WISE OPTICAL VISION GROUP, INC.

STATEMENTS OF SHAREHOLDER'S (DEFICIT) EQUITY
YEARS ENDED OCTOBER 31, 2002, 2001 and 2000
-----------------------------------------------------------------------------------------------------------------------

                                                            ADDITIONAL   (ACCUMULATED DEFICIT)       TOTAL
                                     COMMON STOCK            PAID-IN          RETAINED           SHAREHOLDER'S
                                 SHARES        AMOUNT        CAPITAL          EARNINGS         (DEFICIT) EQUITY
Balance November 1, 1999           1,000   $         10   $  5,889,367     $    820,532          $  6,709,909
  Comprehensive income:
    Net income                       -              -              -            981,654               981,654
                            ------------   ------------   ------------     ------------          ------------

Balance  October 31, 2000          1,000   $         10   $  5,889,367     $  1,802,186          $  7,691,563
  Comprehensive loss:
    Net loss                         -              -              -         (1,188,820)           (1,188,820)
                            ------------   ------------   ------------     ------------          ------------

Balance, October 31, 2001          1,000             10      5,889,367          613,366             6,502,743
  Comprehensive loss:
    Net loss                         -              -              -        (11,774,398)          (11,774,398)
                            ------------   ------------   ------------     ------------          ------------

Balance, October 31, 2002          1,000   $         10   $  5,889,367     $(11,161,032)         $ (5,271,655)
                            ============   ============   ============     ============          ============


See notes to financial statements.

WISE OPTICAL VISION GROUP, INC.

STATEMENTS OF CASH FLOWS
YEARS ENDED OCTOBER 31, 2002, 2001 and 2000
---------------------------------------------------------------------------------------------------------------------------------

                                                                            2002            2001            2000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $(11,774,398)   $ (1,188,820)   $    981,654
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
    Depreciation and amortization                                          1,427,707       1,349,341       1,379,447
    Goodwill impairment                                                   10,685,134             -               -
    Deferred income taxes                                                    342,129        (117,129)        (70,000)
    Deferred compensation                                                     50,782         (60,750)         24,000
   (Loss) Gain on sale of fixed assets                                         7,463             -              (130)
    Gain on sale of business                                                     -               -          (389,018)
    Provision for shareholder trust                                              -           213,592             -
    Changes in operating assets and liabilities:
        Accounts receivable                                                 (427,350)        (89,189)       (167,128)
        Inventory                                                            240,188       2,295,645        (888,469)
        Prepaid expenses and other current assets                               (823)         55,294         (45,211)
        Other assets                                                         (85,141)         (7,446)       (146,428)
        Accounts payable and accrued expenses                               (399,030)       (749,082)      1,714,052
        Long-term liabilities                                                (71,668)         71,668             -
        Due to affiliates                                                   (203,011)       (314,280)     (1,000,538)
        Income taxes                                                          71,136         276,339        (665,485)
                                                                        ------------    ------------    ------------
            Net cash (used in) provided by operating activities             (136,882)      1,735,183         726,746
                                                                        ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                                                      (130,558)     (1,059,279)       (652,426)
  Proceeds from sale of assets                                                   -               -           528,875
  Acquisition of Customer List                                                   -               -        (2,155,560)
  Proceeds received for noncompete agreement                                     -               -           100,000
  Increase in loans to shareholder trust                                         -               -           (67,855)
                                                                        ------------    ------------    ------------
            Net cash (used in) operating activities                         (130,558)     (1,059,279)     (2,246,966)
                                                                        ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Term-loan borrowings                                                           -               -        13,137,500
  Term-loan repayments                                                      (246,327)     (2,477,969)    (10,765,937)
  Net borrowings (repayments) of revolver                                  1,975,000        (275,000)       (500,000)
  Deferred financing fees                                                        -               -          (450,290)
  Repayment of capital lease obligations                                      (6,691)        (24,966)        (22,335)
  Notes payable - affiliates                                                     -         1,000,000         524,622
                                                                        ------------    ------------    ------------
            Net cash provided by (used in) financing activities            1,721,982      (1,777,935)      1,923,560
                                                                        ------------    ------------    ------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                           1,454,542      (1,102,031)        403,340
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                 289,590       1,391,621         988,281
                                                                        ------------    ------------    ------------
CASH AND CASH EQUIVALENTS, END OF YEAR                                  $  1,744,132    $    289,590    $  1,391,621
                                                                        ============    ============    ============

Supplemental Cash Flow Disclosure:
   Cash paid for interest                                               $    740,891    $    117,455    $  1,455,916
   Cash paid for income taxes, net of (refunds)                         $   (197,317)   $   (309,594)   $  1,417,918

See notes to financial statements.

WISE OPTICAL VISION GROUP, INC.

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED OCTOBER 31, 2002, 2001 AND 2000
--------------------------------------------------------------------------------


1.    NATURE OF OPERATIONS

      Wise Optical Vision Group, Inc. (the "Company") is a wholesale distributor of contact lenses, ophthalmic lenses, and related eye products throughout the United States. The Company along with Lens Express, Inc (the "Affiliate") are subsidiaries of Strategic Optical Holdings, Inc., (the "Parent").

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      BASIS OF PRESENTATION - The accompanying financial statements represent the financial position of the Company as of October 31, 2002 and 2001, and the results of its operations for each of the years three years in the period then ended.

      The Company's financial statements have been presented on a going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company incurred net losses of $11,774,398 and $1,188,820 during 2002 and 2001, respectively, had negative working capital as of October 31, 2002 and 2001, and has an accumulated deficit of $11,161,032 at October 31, 2002. As a result of noncompliance and expected future noncompliance with certain debt covenants, on October 25, 2001, the Company entered into a forbearance agreement with a bank to prevent its outstanding debt from becoming immediately due and payable. This forbearance agreement expired on December 31, 2001, and the Company entered into a new forbearance agreement, which expired on March 31, 2002. The Company has not made interest or principal payments since August and January 2002, respectively. The Company's lender has requested that management either recapitalize or sell the Company. Management sold the business on February 7, 2003 (Note 9).

      CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents. The Company's cash equivalents are not insured by the Federal Deposit Insurance Corporation and are subject to investment risk.

      USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

      INCOME TAXES - The Company uses the asset and liability approach in determining its accounting for income taxes. Under this approach, deferred income taxes reflect the impact of temporary differences between assets and liabilities recognized for financial reporting purposes and those recognized for tax purposes. A valuation allowance reduces deferred tax assets to an amount that represents management's best estimate of the amount of such deferred tax assets that more likely than not will be realized.

      INVENTORY - Inventory consists of finished goods and is valued at the lower of cost or market, on a first-in, first-out basis.

      FIXED ASSETS - Computer hardware and software, equipment, and furniture and fixtures are stated at cost and are being depreciated on an accelerated basis over their estimated useful lives.

      Leasehold improvements are stated at cost and are being amortized on the straight-line method over the lesser of the estimated useful lives of the related assets or lease term.

      A summary of the lives used in computing depreciation is as follows:

            Computer hardware and software                        3-5 years
            Equipment, furniture and fixtures                     5-7 years

      GOODWILL - Goodwill represents the excess of the cost of businesses acquired over the fair market value of identifiable net assets at the dates of acquisition. Goodwill is amortized on a straight-line basis over 20 years. As of October 31, 2002, the Company determined that goodwill was impaired, based on the current estimated market value of the Company (Note
      9). An impairment charge of $10,685,134 was recorded to write off the remaining unamortized goodwill as of October 31, 2002. There is no remaining Goodwill recorded on the Company's books. Accumulated amortization of goodwill was $1,808,254 at October 31, 2001.

      DEFERRED FINANCING FEES - Deferred financing fees represents loan origination costs of $271,454 net of amortization, as a result of entering into a credit agreement in 2000 (Note 4). The costs are amortized over six years, which represents the life of the agreement. Accumulated amortization of deferred financing fees was $178,836 and $102,192 at October 31, 2002 and 2001, respectively.

      DELIVERY, SHIPPING AND HANDLING COSTS - The Company accounts for its shipping and handling costs within selling, general and administrative expenses. For the years ended October 31, 2002, 2001 and 2000, the Company incurred total costs of $2,458,979, $2,217,578 and $1,939,000, respectively. Shipping and handling costs, which are billed to customers, are recorded as revenue.

      INTANGIBLES - Intangible assets, which represent customer lists and non compete agreements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Acquired customer lists are being amortized on the straight-line method over their estimated useful lives of 3 and 15 years. Accumulated amortization of the customer lists was $382,445 and $229,565 at October 31, 2002 and 2001, respectively. Non compete agreements are amortized over the life of the contract. Accumulated amortization of the non compete agreement was $58,333 and $33,333 at October 31, 2002 and 2001, respectively.

      OTHER INCOME - Other income represents dividend and interest income which is recognized when received.

      CONCENTRATION OF CREDIT RISK - The Company from time to time has cash in financial institutions in excess of insured limits. In assessing its risk, the Company's policy is to maintain funds only with reputable financial institutions.

      REVENUE RECOGNITION - Revenue related to the sale of product is recognized when goods are shipped. Revenues are recorded net of any applicable discounts and returns.

      RECENT ACCOUNTING PRONOUNCEMENTS -SFAS No. 141, Business Combinations, issued by the FASB in June 2001, requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. SFAS 141 also sets forth guidelines for applying the purchase method of accounting in the determination of intangible assets, including goodwill acquired in a business combination, and expands financial disclosures concerning business combinations consummated after June 30, 2001. The application of SFAS 141 did not affect previously reported amounts included in goodwill or other intangible assets.

      SFAS No. 142, Goodwill and Other Intangible Assets, issued by FASB in June 2001 and effective for fiscal years beginning after December 31, 2001, requires that an intangible asset that is acquired shall be initially recognized and measured based on its fair value. The statement also provides that goodwill should not be amortized, but shall be tested for impairment annually, or more frequently if circumstances indicate potential impairment, through a comparison of fair value to its carrying amount. Existing goodwill was amortized through October 31, 2002, at which time amortization ceased and the Company performed a transitional goodwill impairment test. The Company has evaluated its existing goodwill and other intangible assets, under SFAS 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of, in year 2002, which resulted in all remaining goodwill to be written-off.

      SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, for the disposal of a segment of a business. This Statement retains the requirements of Statement 121 to recognize an impairment loss only if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and measure an impairment loss as the difference between the carrying amount and fair value of the asset. This Statement also establishes criteria beyond that previously specified in Statement 121 to determine when a long-lived asset is held for sale. The Company intends to adopt this statement effective November 1, 2002, and does not believe that it will have a material impact on its financial position or results of operations.

      SFAS No. 145, Rescission of SFAS No. 4, 44 and 64, Amendment of SFAS No.13 and Technical Corrections, is effective for all fiscal years beginning after January 1, 2003. This statement requires that the reporting of gains and losses from the early extinguishment of debt as extraordinary items will only be required if they meet the specific criteria for extraordinary items included in Accounting Principles Board Opinion No. 30, Reporting the Results of Operations. Management believes that adoption of this statement will not have a material effect on the Company's financial statements.

      SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, is effective for all fiscal years beginning after January 1, 2003. This statement nullifies Emerging Issues Task Force Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to an Activity (Including Certain Costs Incurred in a Restructuring). This statement requires that the reporting of costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. Management believes that adoption of this statement will not have a material effect on the Company's financial statements.

      Interpretation No. 45 (FIN 45), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, is effective for all fiscal years beginning January 1, 2003. The interpretation provides guidance on the guarantor's accounting and disclosure requirements for guarantees, including indirect guarantees of indebtedness of others. The accounting guidelines are applicable to guarantees issued after December 31, 2002 and requires additional disclosure of the warranty liability and that the Company record a liability for the fair value of such guarantees in the balance sheet. Management believes that the adoption of this interpretation will not have a material effect on the Company's financial statements.

      Interpretation No. 46 (FIN 46), Consolidation of Variable Interest Entities, is effective for all fiscal years beginning January 1, 2003. FIN 46 requires an investor with a majority of the variable interests in a variable interest entity to consolidate the entity and also requires majority and significant variable interest investors to provide certain disclosures. A variable interest entity is an entity in which the equity investors do not have a controlling interest or the equity investment at risk is insufficient to the finance entity's activities without receiving additional subordinated financial support from the other parties. Management believes that adoption of this interpretation will not have a material effect on the Company's financial statements.


3.    FIXED ASSETS

      As of October 31, 2002 and 2001, fixed assets consisted of the following:

                                                                   2002              2001

Computer hardware and software                                 $1,944,770       $ 1,933,250
Equipment, furniture and fixtures (includes capitalized
  leased assets of $97,471 in 2001)                               879,953         1,069,294
Leasehold improvements                                            268,494           367,088
                                                               ----------        ----------

                                                                3,093,217         3,369,632

Less accumulated depreciation and amortization                 (2,095,497)       (1,962,701)
                                                               ----------        ----------

Fixed assets - net                                             $  997,720       $ 1,406,931
                                                               ==========       ===========

      Depreciation expense for the years ended October 31, 2002, 2001 and 2000 was $532,303, $453,936 and $328,057, respectively.

4.    BANK DEBT

      Effective with the Parent's acquisition of the Affiliate, the Company along with the Parent and Affiliate entered into a new credit agreement with a bank that refinanced the original facility. This agreement holds the Company, Parent and Affiliate jointly and severally liable for the debt under the agreement. The new credit agreement includes a $32,000,000 term loan, maturing on June 16, 2006. Under the credit agreement, the term loan bears interest at a rate equal to (1) the greater of the prime rate or the Federal Funds rate plus .5%, plus .5% to 2%, or (2) LIBOR plus 1.75% to 3.25% (subject to the provisions of the agreement.) The weighted average interest rates for the years ended October 31, 2002 and 2001, were 6.72% and 7.99%, respectively. The term loan was to be repaid as follows $4,605,000, $4,988,750, $6,140,000 $6,140,000 and $3,605,000 in each of the years ended October 2002, 2003, 2004, 2005 and 2006, respectively. The Company has made payments of $246,328 and the Affiliate has made payments of $329,297 for the year ended October 31, 2002. As of October 31, 2002 and 2001, the borrowings under the credit agreement for the Company were $10,084,766 and $10,331,094, respectively, which, because the Company is in default as discussed below, are classified as a current liability. The Affiliate had borrowings of $14,818,359 and $15,147,656 at October 31, 2002 and 2001, respectively. Although the debt is jointly and severally due, the debt incurred by the Affiliate has not been reflected in the accompanying balance sheets.

      The credit agreement also included a revolver loan of $13,000,000, which matures on June 16, 2006. Borrowings under the revolving loan are subject to limitations set forth in the agreement and bear interest at a rate equal to (1) the greater of the prime rate or the Federal Funds rate plus .5%, plus .25%
      to 1.75%, or (2) LIBOR plus 1.5% to 3.00% (subject to the provisions of the agreement.) The weighted average interest rates for the years ended October 31, 2002 and 2001 were 6.22% and 6.8%, respectively. As of October 31, 2002 and 2001, the borrowings under the revolver for the Company were $3,575,000 and $1,600,000, respectively, which, because the Company is in default as discussed below, are classified as a current liability. The Affiliate had borrowings of $4,175,000 and $2,875,000 at October 31, 2002 and 2001, respectively. Although the debt is jointly and severally due, the debt incurred by the Affiliate has not been reflected in the accompanying balance sheets.

      Under the terms of the credit agreement, the Company is required to meet certain financial covenants including interest coverage, leverage, and debt service ratios, as well as, adjusted net income thresholds, and nonfinancial covenants, as defined in the credit agreement. As discussed in Note 2, the Company was not in compliance with certain covenants related to the credit agreement and was not operating under a forbearance agreement as of October 31, 2002. The Company's lender has asked the Company to either recapitalize or sell the Company (Note 9).

      The Company may, at its discretion, prepay any outstanding amounts prior to the maturity date without penalty. The loans are secured by substantially all of the assets of the Company.

5.    INCOME TAXES

      The provision (benefit) for income taxes consisted of the following:

                                      CURRENT        DEFERRED          TOTAL

Year ended October 31, 2002:
  Federal                           $  (148,654)   $   276,932    $   128,278
  State and local                        28,000         65,197         93,197
                                    -----------    -----------    -----------

                                    $  (120,654)   $   342,129    $   221,475
                                    ===========    ===========    ===========

                                      CURRENT        DEFERRED          TOTAL

Year ended October 31, 2001:
  Federal                           $    (1,647)   $  (109,789)   $  (111,436)
  State and local                        (4,567)        (7,340)       (11,907)
                                    -----------    -----------    -----------

                                    $    (6,214)   $  (117,129)   $  (123,343)
                                    ===========    ===========    ===========

                                      CURRENT        DEFERRED          TOTAL

Year ended October 31, 2000:
  Federal                           $   886,372    $   (51,990)   $   834,382
  State and local                       167,360        (18,010)   $   149,350
                                    -----------    -----------    -----------

                                    $ 1,053,732    $   (70,000)   $   983,732
                                    ===========    ===========    ===========

      Income tax expense differed from the amount computed by applying the applicable U.S. federal statutory graduated income tax rate of 34% to pretax income as a result of the following:

                                                       2002          2001         2000

  Statutory federal income tax rate                   (34.0)%       (34.0)%       34.0%
  State and local taxes, net of federal benefit         0.1          (0.6)         5.0
  Nondeductible goodwill                               33.4          17.0         11.4
  Valuation allowance                                   2.2             -            -
  Other                                                 0.2           8.2         (0.3)
                                                     ------        ------        -----

  Effective tax rate                                    1.9%         (9.4)%       50.1%
                                                     ======        ======        =====


      The components of the net deferred tax asset in the Company's balance sheets at October 31, 2002 and 2001 are as follows:

                                                         2002         2001

Deferred tax assets:
  Reserves                                            $ 237,026    $ 193,053
  Inventory                                              14,424       14,058
  Federal net operating loss carryforward                   -         29,457
  State net operating loss carryforwards                 25,483       21,603
  Amortizable/depreciable assets                         69,028       83,958
                                                      ---------    ---------

Total deferred tax assets                               345,961      342,129

Deferred tax liabilities:
  Amortizable/depreciable assets                        (90,516)         -
                                                      ---------    ---------

Net deferred tax assets                                 255,445      342,129
                                                      ---------    ---------

Valuation allowance                                    (255,445)         -
                                                      ---------    ---------

Net deferred tax assets - after valuation allowance   $     -      $ 342,129
                                                      =========    =========

      During the current year, the Company generated a net operating loss of approximately $190,000 for federal and state income tax purposes. Generally net operating losses may be carried back two years and carried forward 20 years to offset taxable income in those years. However, under the Job Creation and Worker Assistance Act of 2002, a net operating loss generated in tax years ending in 2001 and 2002 can be carried back five years. Since the Company had taxable income in the prior five years it will carryback this amount of net operating loss and claim a refund for these years of approximately $60,000.

      The net operating loss carryback and carryforward provisions vary by state. Since most states do not allow net operating losses to be carried back, the entire amount will be carried forward for the year allowed by statute in each State.

      The Company has recorded a valuation allowance against the net deferred tax asset at October 31, 2002 because of the uncertainty regarding its realization. At the present time the Company does not believe it is more likely than not that the Company will realize the asset.

6.    COMMITMENTS AND CONTINGENCIES

      RENT - The Company is committed under noncancelable operating leases for equipment, office and distribution space through June 30, 2011. The facility leases also provide for additional rent equal to the Company's pro rata share of real estate taxes and other operating costs.

      As of October 31, 2002, the minimum annual lease payments were as follows:

      Years

      2003                              $ 495,117
      2004                                459,383
      2005                                485,432
      2006                                465,720
      2007                                465,037
      Thereafter                        2,015,170
                                       ----------

                                       $4,385,859
                                       ==========


      Rental expense for the years ended October 31, 2002, 2001 and 2000 was $582,845, $384,746 and $329,123, respectively.

      EMPLOYMENT AGREEMENTS - The Company is party to employment agreements with certain executives, which provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

7.    PROFIT SHARING PLAN

      The Company maintains a defined contribution plan covering all of its eligible employees. The plan provides for a Company match determined at the start of the plan year. Expenses for the plan for the years ended October 31, 2002, 2001 and 2000 were $48,952, $41,473, and $33,114, respectively.

8.    RELATED PARTY

      During the years ended October 31, 2002, 2001 and 2000, the Company paid management consulting fees to a significant shareholder of the Parent totaling $32,500, $63,000 and $65,000, respectively. Additionally, the Company received from the Affiliate $246,729 for management fees in 2002.

9.    SUBSEQUENT EVENT

      On February 7, 2003, the Company sold substantially all of its assets and liabilities to OptiCare Health Systems, Inc., ("OptiCare"). The aggregate purchase price consisted of approximately $7,290,000 of cash and 750,000 shares of OptiCare common stock with an estimated fair market value of $330,000, based on the average closing market price of OptiCare common stock over the two-day period before and after the sale was announced.

                                     ******